Exhibit 99.1

TechLott

AI-NATIVE GAME PRODUCTION INFRASTRUCTURE FOR THE GLOBAL IGAMING INDUSTRY.

TECHLOTT / NEODRAW

A simpler look at TechLott, NeoDraw and the company overview.



NeoDraw turns human intent into complete, verifiable and deployable games.

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Website : www.techlott.com



NOTICE TO RECIPIENTS

Please read before reviewing this presentation.

This presentation is not an offer to sell or a solicitation of an offer to buy any securities. Any offering will be made only through definitive transaction documents, to investors eligible to receive them under applicable securities laws. The Company's common stock is quoted on the OTCID Basic Market under the symbol LOTT and is registered under the Securities Exchange Act of 1934. The Company files periodic reports with the SEC, which you should review together with this presentation.

This presentation contains forward-looking statements regarding the Company's plans, product development and commercial activities. These statements are estimates, not guarantees, and actual results may differ materially. Market and industry figures are drawn from third-party sources believed to be reliable but not independently verified, and do not represent the Company's addressable market or projected share of it.

TechLott

THRILL HAS A PRICE



777
$

The economic problem behind game creation:

In real-money gaming, thrill must work inside probabilities, payouts, RTP, volatility, testing and verification.

Operators win by creating games people want to play.

Before demand is known, months of specialized work may already have been spent.

RESULT:
cost becomes an invisible filter on innovation.



OUR SOLUTION & PRODUCT OVERVIEW

AI-native game production infrastructure for the global iGaming industry. Built to support global iGaming customers without limiting TechLott to a single regulatory category or game format.

REGULATED OPERATORS

Licensed lotteries, gaming operators and real-money platforms that require strong verification, auditability, controls and jurisdiction-specific operating discipline.

EMERGING & FLEXIBLE MARKETS

Operators in markets with lighter, evolving or jurisdiction-specific regulatory frameworks - where speed, customization and scalable production are critical.

BROAD IGAMING USE CASES

Lottery and draw games, casino-style games, instant-win experiences, prediction-style products and other digital gaming formats that benefit from faster controlled production.

ONE PRODUCTION LAYER. MULTIPLE MARKET ENVIRONMENTS

NEODRAW TODAY → BUILDING TOWARD V1

Demonstrable product today. NeoDraw V1 is in development.

VI TARGET

Repeatable Slot workflow: configure → theme → simulate → approve → publish.

TODAY

Operator Console

Game, draw and operational management capabilities available today.

ACTIVE TESTING

Game Studio

Configurable Slot creation and customization workflow

IN DEVELOPMENT / V1 TARGET

AI Studio

AI-assisted concept and theme generation.
(under active development)

NeoDraw / Operator Console

ILLUSTRATIVE DEMO DATA

TICKETS	USERS	GGR
120	24	$240

Sample game activity

Demo Game A	60 tickets
Demo Game B	40 tickets
Demo Game C	20 tickets


TECHLOTT SLOTS



Targeting a full product suite by early 2027, subject to completion of remaining scope and third-party POS integration.

HOW IT WORKS

From concept to deployable product.

INPUT	PRODUCTION	CONTROL	OUTPUT
human intent / game concept	logic, mathematics, configuration and presentation	deterministic verification, randomness/fairness and auditability	deployable game integrated into operator environments



WHY IT MATTERS

Lower cost and faster production expand the search for winning games.

More ideas can be tested at lower cost.

Most can fail cheaply. A few can become winners.

Every cycle creates production intelligence and learning.From making games cheaper → to making more games imaginable.

TechLott

BUSINESS MODEL

Recurring platform access, additional usage fees and GGR participation.

PLATFORM ACCESS

Monthly Platform Fee

Recurring platform access supports ongoing game production.

USAGE

Additional Usage Fees

Additional games and production usage generate usage-based fees.

PERFORMANCE

GGR Participation

Participation in GGR contractually attributable to games produced through the platform.

COMMERCIAL PROOF & MARKET ENTRY

First contracted deployment establishes a real operating reference point.

WHAT THIS PROVES TODAY:

A real customer, a definitive contract, an enterprise deployment scope and commercial participation tied to platform activity.

THE GAMBIA

TechLott has a definitive platform and services agreement with Sunlotto Limited, a lottery company operating under a state-granted concession in The Gambia. The agreement is with Sunlotto Limited, not directly with the Government of The Gambia.

CONTRACT STRUCTURE

Initial five-year term from launch, with automatic 24-month renewals absent termination. TechLott retains platform IP.

ECONOMIC PROOF

The agreement includes a contractual monthly minimum, plus tiered participation in gross platform revenue. Recognition and collection are subject to the agreement and Company accounting records.

The Gambia model is a commercial reference - not the template for every iGaming customer or for the new NeoDraw pricing architecture.

* Either party may terminate the agreement by providing 90 days written notice.

TechLott

Leadership in place to build, commercialize and scale TechLott.

LEADERSHIP TEAM

CEO
Yakir Abadi

PRESIDENT AND EXECUTIVE CHAIRMAN
Mark Katzenelson

HEAD OF BD
Amir Ronen

- Sales
- Partnerships
- B2G / Gov. Relations
- Customer Success

CTO
Ben Harris

- Engineering
- AI / Game Tech
- Platform / Infrastructure
- Security / QA

Product strategy
Ido Sade

R&D Manager
Sasha Gorelik

- Game Design / Math
- UX / Content
- Analytics / Testing

CFO AND DIRECTOR
Ron Mekler

- Finance & Accounting
- FP&A
- Investor Relations
- Controls / Reporting

SCALE STRUCTURE

COO | TO BE POSITIONED
Operations / Deployment / PMO / People

CMO | TO BE POSITIONED
Brand & Communications / Demand Generation / Events / Content

LEGAL & COMPLIANCE | POSITIONED
Regulatory / Commercial Contracts / IP / Data

A(I) GAME CHANGER IN THE IGAMING INDUSTRY

From making games cheaper to making more games imaginable

TechLott's ambition: establish NeoDraw as a production layer for the next generation of global iGaming games.

The economics of experimentation are changing.

COMPANY STATUS

Techlott Inc. is an SEC reporting company. Its common stock is quoted on the OTCID Basic Market under the symbol LOTT.

As of June 30, 2026, the Company reported cash of approximately $495,000 and disclosed substantial doubt about its ability to continue as a going concern.

Since then, the Company has used substantially all of its available cash and requires additional funding in the near term to continue its operations.

Stockholders have approved by written consent an increase in the Company's authorized shares and a reverse stock split. The information statement describing them was mailed on October 16, 2026. Neither action is yet effective.

The Sunlotto agreement provides for a contractual monthly minimum. The Company began invoicing Sunlotto in August 2026. No revenue under the agreement has yet been reported in the Company's financial statements.

Investors should review the Company's SEC filings, including its Current Reports on Form 8-K, together with this presentation.



TechLott

THANK YOU



Ticker Symbol :
OTCID: LOTT

Email Address :
info@techlott.com

Phone Number :
(800) 674-3561

Website :
www.techlott.com